THIRD AMENDED AND RESTATED
BYLAWS
OF
NATUS MEDICAL INCORPORATED

ARTICLE I.
OFFICES
Section 1.Registered Office. The registered office of Natus Medical Incorporated, a Delaware corporation (the “Corporation”), shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2.Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.
ARTICLE II.
MEETINGS OF STOCKHOLDERS
Section 3.Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication authorized by and in accordance with Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.
Section 4.Annual Meetings of Stockholders. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board. At each annual meeting directors shall be elected and any other proper business may be transacted.
Section 5.Quorum; Adjourned Meetings and Notice Thereof. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.
Section 6.Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the DGCL, or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Except as may be otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the stock present in person or represented by proxy at the meeting entitled to vote on the election of directors.
Section 7.Proxies. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him/her by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his/her name on the books of the Corporation on the record date set by the Board as provided in Article V, Section 6 hereof. All elections shall be had and all questions decided by a plurality vote.
Section 8.Special Meetings. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation, issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 9.Notice of Stockholder’s Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the date and hour, the place (if any) and the means of remote communications (if any) of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by law, the written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting via mail, facsimile or electronic mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his/her address as it appears on the records of the Corporation.

Section 10.Maintenance and Inspection of Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, (i) at the Corporation’s discretion, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be available for examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.
Section 11.Stockholder Action by Written Consent Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary (in accordance with the Certificate of Incorporation) to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented to such action in writing and who, if the action had been taken at a meeting, would have been entitled to notice of such meeting.
ARTICLE III.
DIRECTORS
Section 12.The Number of Directors. The number of directors which shall constitute the whole Board shall be not less than one (1) and not more than eleven (11). The exact number of directors shall be determined by resolution of the Board, and the initial number of directors shall be two (2). The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his/her successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board may be removed, either with or without cause, from the Board at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.
Section 13.Vacancies. Vacancies on the Board by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner replaced by a vote of the stockholders. If there are no directors in office, then an election of directors may be held in the manner provided by the DGCL. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
Section 14.Powers. The property and business of the Corporation shall be managed by or under the direction of its Board. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
Section 15.Place of Directors’ Meetings. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of the State of Delaware.

Section 16.Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.
Section 17.Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the President or any two members of the Board on twenty-four hours’ notice to each director, either personally or by mail, electronic mail or facsimile.
Section 18.Quorum. At all meetings of the Board a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board, except as may be otherwise specifically provided by the DGCL, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum. At any meeting, a director shall have the right to be accompanied by counsel provided that such counsel shall agree to any confidentiality restrictions reasonably imposed by the Corporation.
Section 19.Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 20.Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
Section 21.Committees of Directors. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (x) approve, adopt or recommend to the stockholders of the Corporation any action or matter (other than the election or removal of directors) expressly required by the DGCL or the Certificate of

Incorporation to be submitted to the stockholders of the Corporation for approval or (y) adopt, amend or repeal any portion of these Bylaws.
Section 22.Minutes of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
Section 23.Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE IV.
OFFICERS
Section 24.Officers. The officers of this corporation shall be chosen by the Board and shall include a President and a Secretary. The Corporation may also have, at the discretion of the Board, such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.
Section 25.Election of Officers. The Board, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.
Section 26.Subordinate Officers. The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
Section 27.Compensation of Officers. The salaries of all officers and agents of the Corporation shall be fixed by the Board.
Section 28.Term of Office; Removal and Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board.
Section 29.Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him/her by the Board or prescribed by these Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article IV.

Section 30.President. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. He/she shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. He/she shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.
Section 31.Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board.
Section 32.Secretary. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board. He/she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board or these Bylaws.

He/she shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his/her signature or by the signature of an Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his/her signature.
Section 33.Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, or if there be no such determination, the Assistant Secretary designated by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
Section 34.Treasurer. The Treasurer, if such an officer be elected, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board. He/she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board, at its regular meetings, or when the Board so requires, an account of all his/her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, he/she shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his/her office and for the restoration to the Corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his/her control belonging to the Corporation.

Section 35.Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, or if there be no such determination, the Assistant Treasurer designated by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
ARTICLE V.
CERTIFICATES OF STOCK
Section 36.Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two authorized officers of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.
Section 37.Signatures on Certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 38.Statement of Stock Rights, Preferences, Privileges. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations and restrictions thereof.
Section 39.Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 40.Transfers of Stock. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its book.
Section 41.Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
Section 42.Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VI.
GENERAL PROVISIONS
Section 43.Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Section 44.Payment of Dividends. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.
Section 45.Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board may from time to time designate.
Section 46.Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year.
Section 47.Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 48.Manner of Giving Notice. Whenever, under the provisions of the DGCL or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such director or stockholder, at his/her address as it appears on the records of the Corporation, with postage thereon prepaid if by mail, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors or subject to the terms of the DGCL, stockholders, may also be given by telegram, facsimile or electronic mail.
Section 49.Waiver of Notice. Whenever any notice is required to be given under the provisions of the DGCL or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to said notice.
Section 50.Annual Statement. The Board shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.
ARTICLE VII.
INDEMNIFICATION OF OFFICERS AND DIRECTORS
Section 51.Indemnification. The Corporation shall, to the maximum extent and in the manner permitted by the DGCL, (i) indemnify each of its directors and officers elected by the Board against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any action, suit or proceeding, arising by reason of the fact that such person (the “Indemnitee”) is or was an agent, a director or officer of the Corporation or of any entity included in subsections (b) or (c) of the immediately following sentence and (ii) advance to the Indemnitee any expenses incurred in defending such an action, suit or proceeding in advance of the final disposition thereof (subject to receipt of an undertaking if required under applicable law). For purposes of Section 1 of this Article VII, a “director” or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.
Section 52.Indemnification of Others. The Corporation shall have the power, to the maximum extent and in the manner permitted by the DGCL, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an employee or agent of the Corporation. For purposes of Section 2 of this Article VII, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the Corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

Section 53.Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.
ARTICLE VIII.
AMENDMENTS
Section 54.Amendment by Directors or Stockholders. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board at any regular meeting of the stockholders or of the Board or at any special meeting of the stockholders or of the Board if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:
(1) That I am the duly elected and acting Secretary of Natus Medical Incorporated, a Delaware corporation (the “Corporation”); and
(2) That the foregoing Bylaws, comprising eighteen (18) pages, constitute the Bylaws of the Corporation as duly adopted by the Directors of the Corporation.
IN WITNESS WHEREOF, I have hereunto subscribed my name as of this ____ day of ____________, 2022.

__________________________
    Justin Bateman, Secretary

[Signature page to Bylaws of Natus Medical Incorporated]